Exhibit 99.1
RingCentral Announces Third Quarter 2021 Results
RingCentral Total ARR of $1.6 billion, up 39%
Mid-Market and Enterprise ARR achieves approximately $1 billion, up 53%

Belmont, Calif. – November 9, 2021 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the third quarter ended September 30, 2021.
Third Quarter Financial Highlights

•Total revenue increased 37% year over year to $415 million.
•Subscriptions revenue increased 38% year over year to $385 million.
•Total Annualized Exit Monthly Recurring Subscriptions (ARR) increased 39% year over year to $1.64 billion.
•RingCentral Office® ARR (UCaaS + CCaaS) increased 42% year over year to $1.55 billion.
•Mid-market and Enterprise ARR increased 53% year over year to $971 million.
"Third quarter results were outstanding, with accelerating growth driven by ramping contributions from our key partners and momentum from our upmarket customers," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "Our success is rooted in our commitment to cultivating trust with our customers, our relentless pace of innovation, and our differentiated partner network with industry leaders. With our award-winning RingCentral Message Video Phone (or MVP) platform, our seamless integration with an industry-leading cloud contact center solution, and our unparalleled market access with strategic partners, we believe we are uniquely positioned to meet the rising global demand for cloud-based communications solutions."
Financial Results for the Third Quarter 2021
•Revenue: Total revenue was $415 million for the third quarter of 2021, up from $304 million in the third quarter of 2020, representing 37% growth. Subscriptions revenue of $385 million increased 38% year over year and accounted for 93% of total revenue.
•Operating Income (Loss): GAAP operating loss was ($83) million, compared to ($30) million in the same period last year, primarily driven by higher share-based compensation. Non-GAAP operating income was $44 million, compared to a non-GAAP operating income of $31 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($1.60), compared to ($0.24) in the same period last year, primarily driven by higher share-based compensation and mark-to-market losses associated with investments. Non-GAAP net income per diluted share was $0.36, compared to $0.26 per diluted share in the same period last year. The third quarters of 2021 and 2020 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the third quarter of 2021 was $345 million. This compares to $325 million at the end of the second quarter of 2021.
Financial Outlook
Full Year 2021 Guidance:
•Raising total revenue range to $1.580 to $1.581 billion, representing annual growth of 33% to 34%. This is up from our prior range of $1.539 to $1.545 billion and annual growth of 30% to 31%.
•Raising subscriptions revenue range to $1.466 to $1.467 billion, representing annual growth of 35%. This is up from our prior range of $1.424 to $1.430 billion and annual growth of 31% to 32%.
•Raising GAAP operating margin range to (18.7%) to (18.5%). This is up from our prior range of (19.2%) to (18.3%).

•Raising non-GAAP operating margin to 10.1%. This is up from our prior range of 10.0% to 10.1%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $1.32 based on 93.5 million fully diluted shares. This is up from our prior range of $1.28 to $1.30 based on 93.0 to 93.5 million fully diluted shares.
•Share-based compensation range of $378 to $380 million, amortization of debt discount and issuance costs of $64 million, amortization of acquisition intangibles of $68 million, and acquisition related and other matters of approximately $7.6 million.
Fourth Quarter 2021 Guidance:
•Total revenue range of $433.5 to $434.5 million, representing annual growth of 30%.
•Subscriptions revenue range of $404.5 to $405.5 million, representing annual growth of 32%.
•GAAP operating margin range of (22.3%) to (21.7%).
•Non-GAAP operating margin range of 10.4% to 10.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.37 based on 94.5 to 95.0 million fully diluted shares.
•Share-based compensation range of $108 to $110 million, amortization of debt discount and issuance costs of $16 million, and amortization of acquisition intangibles of $32 million.
CFO Transition Plan
RingCentral announced today that Mitesh Dhruv will be stepping down from his role as Chief Financial Officer. Mr. Dhruv will remain in his current role through the end of 2021.
“On behalf of everyone at RingCentral, I would like to thank Mitesh for his valuable contributions to our Company over the past decade. And especially since stepping in as a CFO nearly 5 years ago, Mitesh has been instrumental in driving consistent profitable growth and outsized shareholder results. We wish Mitesh all the best in all of his future endeavors,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “Mitesh established a strong foundation and we have an exceptional finance and accounting team in place. We are confident that our ability to execute and lead in the $100 billion-plus UCaaS digital transformation market will continue unabated.”
In selecting our next CFO, RingCentral will consider internal and external candidates.
“It has been a privilege to be the CFO of RingCentral. The Company’s track record of trust, innovation, and partnerships is exceptional, and I am proud to have contributed,” said Mr. Dhruv. “RingCentral is a well-oiled execution machine that I am confident should continue to operate at a high level. With the company firing on all cylinders, now is the right time for me to take some time off as I consider the next chapter of my life.”
Additional Highlights
Recognition
•Recognized as a Leader in the 2021 Gartner Magic Quadrant for Unified Communications as a Service (UCaaS), Worldwide report, making this RingCentral's seventh year in a row being named to the Leaders quadrant. RingCentral was positioned furthest for completeness of vision in the Leaders quadrant.
•Ranked highest in three out of four use cases among 14 total vendors in the 2021 Gartner Critical Capabilities for Unified Communications as a Service (UCaaS), Worldwide report.
Partnerships
•Introduced RingCentral Rise, a new platform designed exclusively for service providers around the world. By leveraging Resources, Innovation, System integration, and Experiences (Rise) from RingCentral, service providers can now offer their own unique, co-branded unified cloud communications solutions including team messaging, video meetings, cloud phone system, and contact center solutions to businesses around the world in a fast, flexible, and scalable manner.
•Announced that MCM Telecom will offer a co-branded solution called RingCentral for Symphony, which will be the lead MCM Unified Communications as a Service offering to all business customers. MCM and

RingCentral have joined forces to bring together all the essential elements of hybrid work into a single app for video conferencing, mobile collaboration, and advanced business phone capabilities enhanced by MCM’s leading fiber network and expertise in serving the Mexican enterprise market.
•Announced new partnerships with three leading healthcare Independent Software Vendors (ISVs) - Ascom, ChronicCareIQ, and ELLKAY - to bring new capabilities to RingCentral MVP and RingCentral Contact Center. The partnerships enable providers to transform point of care workflows managed via ruggedized VoIP wireless devices. It also helps enhance patient engagement with data-driven interaction during outbound and inbound patient calls.
Platform
•Received a Unified License that will enable RingCentral to provide its Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) solutions in India, which will make RingCentral the first global cloud provider to offer fully compliant voice and other unified cloud communications in the country.
•Announced new capabilities that will help organizations to bring together their preferred apps and services with a cloud-based business communications platform. Incremental developments include APIs for call performance analytics and audit trail recording, new RingCentral Add-ins integrations, and new ISV partnerships.
•Announced new innovative features for RingCentral MVP, including live meeting transcription, meeting summaries, infinite whiteboard, and next-gen analytics. Also introduced new capabilities for RingCentral Rooms, including mobile to room meeting switch, Rooms as softphone, Rooms proximity sharing, and Room Connector, as well as several new Room appliances.
•Announced a range of new innovations enabling employees to communicate and collaborate effectively, securely, and productively from anywhere. New capabilities include Dynamic End-to-End Encryption (E2EE), C5:2020 certification, RingCentral Add-ins, RingCentral for Microsoft Teams embedded dialer, and Mobile Heads Up Display, as well as RingCentral Video innovations including presentation mode, touch-appearance capabilities, auto-framing, and breakout rooms.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the third quarter of 2021 and outlook for the fourth quarter and full year of 2021.
•When: Tuesday, November 9, 2021 at 2:00PM PT (5:00PM ET).
•Webcast: RingCentral Q3 2021 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on November 16, 2021, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 10161263.

Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP™) global platform. More flexible and cost effective than legacy on-premises PBX and video conferencing systems that it replaces, RingCentral® empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®, the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral Office, RingCentral Video, Glip, Smart Video Meetings, RingCentral Rise, and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office®, RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, and acquisition related and other matters including transaction costs, integration costs, restructuring costs, acquisition-

related retention payments, as well as changes in the fair value of contingent consideration obligations and certain litigation related costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related and other matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel Office partner annualized exit monthly recurring subscriptions, direct and partner Office annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We calculate direct and partners Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions not generated from channel partners are included. We define dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

*Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Gartner., “Critical Capabilities for Unified Communications as a Service, Worldwide” Christopher Trueman, Megan Fernandez, Daniel O’Connell, Rafael Benitez, Pankil Sheth, October 19, 2021.
Gartner, Magic Quadrant for Unified Communications as a Service, Worldwide, By Rafael Benitez, Megan Fernandez, Daniel O'Connell, Christopher Trueman, Pankil Sheth, 18 October 2021
GARTNER and Magic Quadrant are registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and are used herein with permission. All rights reserved.

Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$345,152	$639,853
Accounts receivable, net	216,126	176,034
Deferred and prepaid sales commission costs	91,948	63,726
Prepaid expenses and other current assets	40,371	46,516
Total current assets	693,597	926,129
Property and equipment, net	158,779	142,208
Operating lease right-of-use assets	48,038	51,115
Long-term investments	199,655	213,176
Deferred and prepaid sales commission costs, non-current	709,347	667,779
Goodwill	56,012	57,313
Acquired intangibles, net	92,346	118,313
Other assets	7,729	8,564
Total assets	$1,965,503	$2,184,597
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$46,831	$54,043
Accrued liabilities	259,380	210,654
Current portion of convertible senior notes, net	—	31,148
Deferred revenue	169,399	142,223
Total current liabilities	475,610	438,068
Convertible senior notes, net	1,382,406	1,375,320
Operating lease liabilities	34,176	38,722
Other long-term liabilities	28,050	20,241
Total liabilities	1,920,242	1,872,351

Temporary equity	—	3,787

Stockholders' equity
Common stock	9	9
Additional paid-in capital	673,422	673,950
Accumulated other comprehensive income	2,029	6,806
Accumulated deficit	(630,199)	(372,306)
Total stockholders' equity	$45,261	$308,459
Total liabilities, temporary equity and stockholders’ equity	$1,965,503	$2,184,597

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Subscriptions	$385,440	$279,639	$1,061,866	$779,781
Other	29,189	23,985	84,392	69,340
Total revenues	414,629	303,624	1,146,258	849,121
Cost of revenues
Subscriptions	84,229	60,531	236,719	169,685
Other	26,220	21,783	75,634	62,710
Total cost of revenues	110,449	82,314	312,353	232,395
Gross profit	304,180	221,310	833,905	616,726
Operating expenses
Research and development	84,121	48,481	222,958	132,910
Sales and marketing	225,111	152,986	607,758	421,931
General and administrative	78,083	49,513	201,716	146,381
Total operating expenses	387,315	250,980	1,032,432	701,222
Loss from operations	(83,135)	(29,670)	(198,527)	(84,496)
Other income (expense), net
Interest expense	(15,977)	(12,680)	(48,197)	(32,780)
Other income (expense)	(47,062)	21,824	(9,742)	36,910
Other income (expense), net	(63,039)	9,144	(57,939)	4,130
Loss before income taxes	(146,174)	(20,526)	(256,466)	(80,366)
Provision for income taxes	577	431	1,427	803
Net loss	$(146,751)	$(20,957)	$(257,893)	$(81,169)
Net loss per common share
Basic and diluted	$(1.60)	$(0.24)	$(2.83)	$(0.92)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	91,811	89,173	91,213	88,259

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(257,893)	$(81,169)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	78,223	53,563
Share-based compensation	254,749	137,410
Amortization of deferred and prepaid sales commission costs	53,307	33,060
Amortization of debt discount and issuance costs	47,980	32,613
Loss on early extinguishment of debt	1,736	12,323
Repayment of convertible senior notes attributable to debt discount	(10,131)	(32,640)
Reduction of operating lease right-of-use assets	13,320	11,478
Unrealized loss (gain) on investments	14,346	(41,453)
Provision for bad debt	5,384	3,909
Other	1,463	(1)
Changes in assets and liabilities:
Accounts receivable	(45,476)	(27,502)
Deferred and prepaid sales commission costs	(125,181)	(183,745)
Prepaid expenses and other assets	7,849	(14,291)
Accounts payable	(4,472)	5,180
Accrued and other liabilities	55,971	49,449
Deferred revenue	27,176	20,128
Operating lease liabilities	(13,851)	(11,019)
Net cash provided by (used in) operating activities	104,500	(32,707)
Cash flows from investing activities
Purchases of property and equipment	(21,787)	(33,992)
Capitalized internal-use software	(30,932)	(28,049)
Purchases of intangible assets and long-term investments	(10,463)	—
Net cash used in investing activities	(63,182)	(62,041)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,627,209
Payments for repurchase or redemption of convertible senior notes	(333,632)	(1,019,813)
Payments for capped calls and transaction costs	—	(102,695)
Proceeds from issuance of stock in connection with stock plans	21,738	24,123
Payments for taxes related to net share settlement of equity awards	(16,995)	(27,698)
Payment for contingent consideration for business acquisition	(3,600)	(3,548)
Repayment of financing obligations	(2,804)	(1,215)
Net cash provided by (used in) financing activities	(335,293)	496,363
Effect of exchange rate changes	(726)	337
Net increase (decrease) in cash, cash equivalents, and restricted cash	(294,701)	401,952
Cash, cash equivalents, and restricted cash
Beginning of period	639,853	343,606
End of period	$345,152	$745,558

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Subscriptions	$385,440	$279,639	$1,061,866	$779,781
Other	29,189	23,985	84,392	69,340
Total revenues	414,629	303,624	1,146,258	849,121
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	84,229	60,531	236,719	169,685
Share-based compensation	(6,337)	(2,871)	(16,168)	(7,623)
Amortization of acquisition intangibles	(10,998)	(7,577)	(32,618)	(22,950)
Non-GAAP Subscriptions cost of revenues	66,894	50,083	187,933	139,112

GAAP Other cost of revenues	26,220	21,783	75,634	62,710
Share-based compensation	(2,403)	(976)	(6,406)	(2,796)
Amortization of acquisition intangibles	(4)	—	(4)	—
Non-GAAP Other cost of revenues	23,813	20,807	69,224	59,914
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.6%	82.1%	82.3%	82.2%
Non-GAAP Other	18.4%	13.2%	18.0%	13.6%
Non-GAAP Gross profit	78.1%	76.7%	77.6%	76.6%
Operating expenses reconciliation
GAAP Research and development	84,121	48,481	222,958	132,910
Share-based compensation	(25,779)	(10,679)	(62,808)	(27,918)
Non-GAAP Research and development	58,342	37,802	160,150	104,992
As a % of total revenues non-GAAP	14.1%	12.5%	14.0%	12.4%

GAAP Sales and marketing	225,111	152,986	607,758	421,931
Share-based compensation	(40,986)	(17,552)	(104,371)	(45,165)
Amortization of acquisition intangibles	(959)	(959)	(2,900)	(2,819)
Acquisition related and other matters	—	—	—	4
Non-GAAP Sales and marketing	183,166	134,475	500,487	373,951
As a % of total revenues non-GAAP	44.2%	44.3%	43.7%	44.0%

GAAP General and administrative	78,083	49,513	201,716	146,381
Share-based compensation	(32,510)	(19,488)	(80,455)	(53,908)
Acquisition related and other matters	(6,705)	(420)	(7,642)	(2,576)
Non-GAAP General and administrative	38,868	29,605	113,619	89,897
As a % of total revenues non-GAAP	9.4%	9.8%	9.9%	10.6%
Income (loss) from operations reconciliation
GAAP loss from operations	(83,135)	(29,670)	(198,527)	(84,496)
Share-based compensation	108,015	51,566	270,208	137,410
Amortization of acquisition intangibles	11,961	8,536	35,522	25,769
Acquisition related and other matters	6,705	420	7,642	2,572
Non-GAAP Income from operations	43,546	30,852	114,845	81,255
Non-GAAP Operating margin	10.5%	10.2%	10.0%	9.6%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) reconciliation
GAAP net loss	$(146,751)	$(20,957)	$(257,893)	$(81,169)
Share-based compensation	108,015	51,566	270,208	137,410
Amortization of acquisition intangibles	11,961	8,536	35,522	25,769
Acquisition related and other matters	6,705	420	7,642	2,572
Amortization of debt discount and issuance costs	15,898	12,595	47,980	32,613
Loss (gain) associated with investments	45,660	(26,447)	6,201	(47,805)
Loss on early extinguishment of debt	—	5,116	1,736	12,323
Intercompany remeasurement loss (gain)	699	(121)	1,509	416
Income tax expense effects	(9,045)	(6,575)	(24,298)	(17,857)
Non-GAAP net income	$33,142	$24,133	$88,607	$64,272
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	91,811	89,173	91,213	88,259
Effect of dilutive securities	1,314	3,751	1,792	4,577
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	93,125	92,924	93,005	92,836

Diluted net income (loss) per share
GAAP net loss per share	$(1.60)	$(0.24)	$(2.83)	$(0.92)
Non-GAAP net income per share	$0.36	$0.26	$0.95	$0.69

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Net cash provided by (used in) operating activities	$104,500	$(32,707)
Strategic partnerships	—	100,000
Repayment of convertible senior notes attributable to debt discount	10,131	32,640
Non-GAAP net cash provided by operating activities	114,631	99,933
Purchases of property and equipment	(21,787)	(33,992)
Capitalized internal-use software	(30,932)	(28,049)
Non-GAAP free cash flow	$61,912	$37,892

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q4 2021		FY 2021
	Low Range	High Range	Low Range	High Range
GAAP revenues	433.5	434.5	1,579.8	1,580.8

GAAP loss from operations	(96.8)	(94.5)	(295.3)	(293.0)
GAAP operating margin	(22.3%)	(21.7%)	(18.7%)	(18.5%)
Share-based compensation	110.0	108.0	380.2	378.2
Amortization of acquisition intangibles	32.0	32.0	67.5	67.5
Acquisition related and other matters	—	—	7.6	7.6
Non-GAAP income from operations	45.2	45.5	160.0	160.4
Non-GAAP operating margin	10.4%	10.5%	10.1%	10.1%